Exhibit 99.3

UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements with respect to Electric City Corp. are based on our historical consolidated financial statements. Set forth below are the following unaudited pro forma condensed combined financial statements:

•	The unaudited pro forma condensed combined balance sheet as of March 31, 2005, assuming the business combination between Electric City Corp. (“Electric City” or the “Company”) and Maximum Performance Group, Inc. (“MPG”) occurred on March 31, 2005 and combining the March 31, 2005 historical balance sheet for Electric City Corp. and the March 31, 2005 historical balance sheet for Maximum Performance Group, Inc.;

•	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004, assuming the business combination between Electric City Corp. and Maximum Performance Group, Inc. occurred as of January 1, 2004 and combining the December 31, 2004 historical statement of operations for Electric City Corp. and the December 31, 2004 historical statement of operations for Maximum Performance Group, Inc.; and

•	The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2005, assuming the business combination between Electric City Corp. and Maximum Performance Group, Inc. occurred as of January 1, 2004 and combining the March 31, 2005 historical statement of operations for Electric City Corp. and the March 31, 2005 historical statement of operations for Maximum Performance Group, Inc..

     The unaudited pro forma condensed combined financial statements are presented for informational purposes only, are based on certain assumptions that we believe are reasonable and do not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial information.

     The unaudited pro forma condensed combined financial statements do not reflect any benefits from potential cost savings or revenue synergies resulting from this business combination.

     The merger will be treated as a purchase business combination for accounting purposes, and Maximum Performance Group, Inc.’s assets acquired and liabilities assumed will be recorded at their fair value. For the purposes of this unaudited pro forma condensed combined consolidated financial data, we have assumed that our common stock price is $1.08 per share (based on an average of closing prices for our common stock from April 26, 2005 through May 10, 2005, which is the five trading days before and after the day the transaction was announced).

     The allocations of the purchase price to Maximum Performance Group, Inc.’s assets, including intangible assets, and liabilities are only preliminary allocations based on estimates of fair values and will change when actual fair values are determined. Among the provisions of Statement of Financial Accounting Standards No. 141, “Business Combinations,” criteria have been established for determining whether intangible assets should be recognized separately from goodwill. Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather are tested for impairment on at least an annual basis.

UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET

		Historical
	Historical	Maximum
	Electric City	Performance
	Corp.	Group, Inc.			Pro Forma
	March 31,	March 31,	Pro Forma		Electric City
	2005	2005	Adjustments		Corp.

Assets

Current Assets
Cash and cash equivalents	$2,739,696	$11,760	$5,625,000	j	$6,732,931
			(1,643,525)	a
Accounts receivable, net	512,422	300,604	—		813,026
Inventories	1,215,960	764,748	—		1,980,708
Prepaid expenses and other	138,275	16,943	—		155,218

Total Current Assets	4,606,353	1,094,055	3,981,475		9,681,883

Net Property and Equipment	2,095,267	798,217	(668,847)	g	2,224,637

Deferred Financing Costs	72,272	—	—		72,272
Cost in Excess of Assets Acquired	416,573	—	5,648,006	i	6,064,579
Intangible Assets, net	—	—	2,409,800	h	2,409,800
Other	—	19,712	—		19,712

	$7,190,465	$1,911,984	$11,370,434		$20,472,883

		Historical
	Historical	Maximum
	Electric City	Performance
	Corp.	Group, Inc.			Pro Forma
	March 31,	March 31,	Pro Forma		Electric City
	2005	2005	Adjustments		Corp.

Liabilities and Stockholders’ Equity

Current Liabilities
Line of Credit	$2,000,000	$—	$—		$2,000,000
Current maturities of long-term debt	1,012,529	33,434	—		1,045,963
Accounts payable	1,022,593	629,079	—		1,651,672
Accrued expenses	426,104	673,129	124,676	c	1,460,554
			236,645	k
Due to stockholders	—	164,580	—		164,580
Due to affiliates	—	28,919	—		28,919
Billings in excess of costs	—	36,148	—		36,148
Deferred revenue	176,027	1,150,579	—		1,326,606
Customer deposits	1,000,000	332,155	—		1,332,155

Total Current Liabilities	5,637,253	3,048,023	361,321		9,046,597

Long-Term Deferred Revenue	166,666	1,625,448	—		1,792,114
Long-Term Debt, less current portion	151,832	14,074	—		165,906
Other Long-Term Liabilities	—	9,227	—		9,227

Mandatorily Redeemable Preferred Stock
Series B-1	—	400,000	(400,000)	f	—
Series B	—	900,000	(900,000)	f	—
Series A-1	—	1,000,000	(1,000,000)	f	—
Series A	—	6,300	(6,300)	f	—

Stockholders’ Equity
Preferred stock	2,259	—	—		2,259
Common stock	4,185	—	251	b	5,084
			13	d
			625	j
			10	l
Additional paid-in capital	55,429,410	—	(236,645)	k	63,652,836
			(10)	l
			5,624,375	j
			2,710,234	b
			125,472	d
Accumulated deficit	(54,201,140)	(5,091,088)	5,091,088	e	(54,201,140)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	1,234,714	(5,091,088)	13,315,413		9,459,039

	$7,190,465	$1,911,984	$11,370,434		$20,472,883

See notes to unaudited pro forma condensed combined balance sheet

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET

     In connection with the business combination, MPG merged with and into the wholly owned subsidiary of Electric City (“MPG Acquisition Corp”). In connection with the merger, each share of common stock of MPG Acquisition as of the merger date shall remain one share of the surviving corporation. In consideration for the merger, upon execution of the merger, each share of MPG mandatorily convertible preferred stock shall be automatically cancelled in exchange for the right to receive a pro-rata portion of the total consideration issued to the MPG preferred shareholders as well as a pro-rata portion of any contingent consideration issued subsequent to the merger. In total MPG stockholders received $1,643,525 in cash and 2,509,708 shares of Electric City Corp. common stock. In addition, 2,509,708 shares of Electric City Corp. common stock were placed in escrow for MPG stockholders. If MPG’s aggregate revenue exceeds $5,500,000 during the two year period following the merger, such shares will be released at the rate of 202 shares for every $1,000 of revenue in excess of $5,500,000. The value of this contingent consideration will be based upon the share price of our common stock on the date such shares are required to be released from escrow and issued to the former shareholders of MPG. The value of these common shares will be recorded as an increase in goodwill related to the purchase of MPG.

     Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Maximum Performance Group’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the business combination. The preliminary estimated consideration is as follows:

			Capital In
		Common	Excess of
		Stock	Par Value	Total
a	Cash paid at closing	$	$	$1,643,525
b	Issuance of Electric City common stock to Maximum Performance Group stockholders (2,509,708 shares at $1.08 per share)	251	2,710,234	2,710,485
c	Estimated transaction costs			124,676
d	Transaction costs satisfied through issuance of 125,485 shares of Electric City common stock issued at $1.00 per share	13	125,472	125,485

	Total consideration			$4,604,171

The estimated consideration is preliminarily allocated as follows:

e	Maximum Performance Group historical net book value			$(5,091,088)
f	Elimination of Maximum Performance Group mandatorily redeemable preferred stock in connection with the merger of MPG into a wholly owned subsidiary of Electric City			2,306,300
g	Write-off of software costs related to product line to be abandoned			(668,847)
h	Estimate of adjustment to fair value of identifiable intangible assets			2,409,800
i	Estimate of adjustment to goodwill			5,648,006

	Total consideration allocated			$4,604,171

     In order to fund the cash portion of the acquisition and to provide working capital for the combined businesses, the Company issued a package of securities that included 6,250,000 shares of its common stock and warrants to purchase an additional 3,125,000 shares of its common stock at $1.05 per share (the “Private Placement”). The warrants expire 42 months after their issuance and warrants to purchase 2,100,000 shares are immediately exercisable, with the balance exercisable after six months. Since the acquisition of MPG was contingent upon completion of this Private Placement of common stock, the Private Placement has been included in the pro forma statements as if it had occurred at the time of the acquisition.

Pro forma adjustments included on the condensed combined balance sheet include the following:

			Capital In
		Common	Excess of
		Stock	Par Value	Total
j	Issuance of Electric City common stock (6,250,000 shares at $0.90 per share)	$625	$5,624,375	$5,625,000
k	Estimated transaction costs		(236,645)	(236,645)
l	Transaction costs satisfied through issuance of 100,000 shares of Electric City common stock.	10	(10)	—

	Estimated net proceeds			$5,388,355

     (m) We have not completed a final assessment of the fair values of assets and liabilities of MPG and the related business integration plans. The assessment will not be completed until the full review of the assets has been completed. We expect that the ultimate purchase price allocation will include adjustments to the fair values of identifiable intangible assets (some of which will have indefinite lives) and liabilities, including the establishment of any potential liabilities associated with business integration plans. Accordingly, to the extent such assessments indicate that the fair value of the assets and liabilities differ from their net book values, such differences would be allocated to those assets and liabilities. For purposes of the allocation above, we have allocated $2,409,800 to identifiable intangible assets with definitive life intangibles such as customer relationships, customer contracts, rebates applied for and the eMac technology and software. The preliminary allocation included in these pro forma’s financial statements is as follows (in thousands):

		Estimated
		remaining useful
Asset Class	Increase in Value	life
eMac technology and software	$1,980,000	4
Customer relationships	$255,500	9.7
Customer contracts	$174,300	1

     As part of the purchase, the Company has acquired the rights to receive certain rebates applied for with various utilities upon verification by the utilities of certain performance criteria. The Company does not record such rebates until the performance criteria has been verified by the utility. Such rebates applied for as of the date of the acquisition are estimated to be approximately $465,349 and will be recorded as a reduction of goodwill upon receipt.

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2005

		Historical
	Historical	Maximum			Pro Forma
	Electric City	Performance	Pro Forma		Electric City
	Corp.	Group, Inc.	Adjustments		Corp.

Revenue	$741,274	$850,312	$—		$1,591,586

Expenses
Cost of sales	268,961	477,042	—		746,003
Selling, general and administrative	1,079,620	600,517	130,347	a	1,810,484

	1,348,581	1,077,559	(130,347)		2,556,487

Operating loss	(607,307)	(227,247)	(130,347)		(964,901)

Other Income (Expense)
Interest income	6,984	—	—		6,984
Interest expense	(74,934)	(5,328)	—		(80,262)
Other expense	—	(5,954)	—		(5,954)

Total other income (expense)	(67,950)	(11,282)	—		(79,232)

Net Loss	(675,257)	(238,529)	(130,347)		(1,044,133)

Plus Preferred Stock Dividends	(334,800)	—	—		(334,800)

Net Loss Available to Common Shareholder	$(1,010,057)	$(238,529)	$(130,347)		$(1,378,933)

Basic and Diluted Net Loss Per Common Share	$(0.02)	$	$		$(0.03)

Weighted Average Common Shares Outstanding	41,766,577		2,509,708	b	46,102,424
			1,826,139	c

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 2004

		Historical
	Historical	Maximum			Pro Forma
	Electric City	Performance	Pro Forma		Electric City
	Corp.	Group, Inc.	Adjustments		Corp.

Revenue	$2,412,635	$2,312,315	$—		$4,724,950

Expenses
Cost of sales	2,302,104	1,610,880	—		3,912,984
Selling, general and administrative	4,643,203	2,737,358	695,781	d	8,076,342

Operating loss	(4,532,672)	(2,035,923)	(695,781)		(7,264,376)

Other Income (Expense)
Interest income	22,505	597	—		23,102
Interest expense	(649,195)	(38,054)	—		(687,249)
Other expenses	—	(4,204)			(4,204)

Total other income (expense)	(626,690)	(41,661)	—		(668,351)

Net Loss	(5,159,362)	(2,077,584)	(695,781)		(7,932,727)

Plus Preferred Stock Dividends	(4,639,259)	—	—		(4,639,259)

Net Loss Available to Common Shareholder	(9,798,621)	(2,077,584)	(695,781)		(12,571,986)

Basic and Diluted Net Loss Per Common Share	(0.25)				(0.28)

Weighted Average Common Shares Outstanding	39,901,387		2,509,708	b	44,237,234
			1,826,139	c

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENTS OF OPERATIONS

     (a) To record three months of amortization expense related to the adjustment in MPG’s identifiable intangible assets based on the adjustment of such assets to their fair value as discussed in Note (m) of the Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

     (b) Represents the shares of Electric City common stock issued as consideration to the sellers of MPG.

     (c) Represents that portion of the shares issued as part of the Private Placement to generate the cash used to acquire MPG.

     (d) To record twelve months of amortization expense related to the adjustment in MPG’s identifiable intangible assets based on the adjustment of such assets to their fair value as discussed in Note (m) of the Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.